Exhibit 10.1
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 25, 2007 (this “Amendment” or this “Third Amendment”), to the Existing Credit Agreement (as defined below) is made by CHAMPION HOME BUILDERS CO., a Michigan corporation (the “Borrower”), certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in Article I below) and, solely for purposes of Articles VI and VII, each Obligor signatory hereto.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and Credit Suisse, Cayman Islands Branch, as the Administrative Agent, are all parties to the Amended and Restated Credit Agreement, dated as of April 7, 2006 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to modify the Existing Credit Agreement as set forth below.
     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Amendment” is defined in the preamble.
     “Borrower” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
     “Existing Credit Agreement” is defined in the first recital.
     “Third Amendment Effective Date” is defined in Article III.

     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.
     SECTION 2.1. Amendments to Sections 1.1 and 1.4.
     SECTION 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “2009 Notes Repurchase” means the repurchase by the Parent of up to 100% of its 2009 Notes (inclusive of principal, interest, prepayment premiums or the like) outstanding as of the Third Amendment Effective Date, whether by means of a tender offer, defeasance, redemption, or otherwise (including any combination of the foregoing); provided that the terms and conditions, as well as the form and substance, of such repurchase shall be reasonably satisfactory to the Administrative Agent, such terms and conditions to include, among other things, a condition precedent to such repurchase requiring that a sufficient number of holders of the 2009 Notes shall have executed “exit consents” (or the equivalent) so that, after giving effect to the 2009 Notes Repurchase, Sections 4.03, 4.04, 4.05, and 4.06 of the 2009 Notes Indenture shall be deleted or otherwise made to have no further force or effect.
     “Dutch Subsidiary” means a newly formed Foreign Subsidiary, wholly-owned by the Borrower, organized or incorporated under the laws of the Kingdom of the Netherlands.
     “Dutchco 2” is defined within the definition of Restructuring Transaction.
     “Fixed Charge Ratio” means at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of (i) EBITDA for all such Fiscal Quarters to (ii) Fixed Charges for all such Fiscal Quarters.
     “Fixed Charges” means, for any period, the sum of (i) cash Interest Expense, (ii) the aggregate amount of scheduled principal payments in respect of Indebtedness of the Parent and its Subsidiaries for such period, including that portion of rental payments with respect to Capitalized Lease Liabilities which is or should be applied as a reduction to the principal of such Capitalized Lease Liabilities, determined on a consolidated basis for the Parent and its Subsidiaries in conformity with GAAP and (iii) Capital Expenditures (excluding any Capital Expenditures which constitute the acquisition or construction of an additional manufacturing facility together with any fixed or capital assets for such facility, not to exceed $10,000,000 in the aggregate in any Fiscal Year, pro rated for any partial Fiscal Year).
     “Restructuring Transaction” means a restructuring involving certain Foreign Subsidiaries consummated for the purpose of facilitating transactions permitted by Sections 8.5 or 8.9 and to efficiently deploy funds generated outside the United States, which restructuring would require one or more of the following transactions enumerated below; provided that, in any event, pursuant to the Restructuring Transaction the Dutch Subsidiary shall become a wholly-owned Subsidiary of the Borrower, and, with respect thereto, the Borrower shall comply with Section 7.8, including the pledge of at least 65% of the Voting Securities of the Dutch Subsidiary: (i) Moduline International, Inc., which is a Subsidiary Guarantor and the parent of Moduline Industries (Canada) Ltd., an existing Foreign Subsidiary organized under the laws of Alberta, Canada, will merge with and into or liquidate up into the Borrower, and, in exchange for Capital Securities, the Borrower will transfer the Capital Securities of Moduline Industries (Canada) Ltd. to the Dutch Subsidiary, (ii) Moduline Industries (Canada) Ltd. will convert to an unlimited liability company, (iii) in exchange for Capital Securities, the Borrower will transfer the Capital Securities of the UK Subsidiary to the Dutch Subsidiary, (iv) in exchange for a note, the Borrower will transfer the UK Intercompany Note, the right to receive any accrued but unpaid interest attributable to the UK Intercompany Note, and the UK Intercompany Note Share Charge to the Dutch Subsidiary, (v) the Dutch Subsidiary will contribute the shares of Moduline Industries (Canada) Ltd. to its newly formed, wholly-owned, Foreign Subsidiary organized or incorporated under the laws of the Kingdom of the Netherlands (for purposes of this definition, “Dutchco 2”), (vi) the Dutch Subsidiary will contribute the shares of the UK Subsidiary to Dutchco 2, and (vii) the Dutch Subsidiary will contribute the UK Intercompany Note, the right to receive any accrued but unpaid interest attributable to the UK Intercompany Note, and the UK Intercompany Note Share Charge to Dutchco 2.
     “Senior Leverage Ratio” means, at the end of any Fiscal Quarter, the ratio of (i) Total Senior Debt outstanding on the last day of such Fiscal Quarter to (ii) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.
     “Structurally Subordinated Note Documentation” means all agreements, documents and instruments entered into in connection with the Structurally Subordinated Notes, including, without limitation, any indentures or other agreements related to the offering, issuance or marketing of such notes.
     “Structurally Subordinated Notes” means senior unsecured promissory notes issued by the Parent in form and substance satisfactory to the Administrative Agent in an aggregate principal amount of not less than $100,000,000; provided that (i) such notes shall be issued on or before the Third Amendment Effective Date, (ii) such notes shall mature no earlier than November 1, 2012, and (iii) the net proceeds received in respect thereof shall be applied (notwithstanding Section 8.8 and without regard to clauses (e) or (g) of Section 3.1.1) as follows: (x) first, to the prepayment of at least $8,000,000 in aggregate principal amount of the Term Loans, together with accrued and unpaid interest on such prepaid amount, (y) second, to the repurchase of up to 100% of the 2009 Notes (pursuant to the 2009 Notes Repurchase), inclusive of principal, accrued interest thereon and all prepayment premiums or the like in respect thereof, if any, (however, if less than $89,000,000 is used within 90 days of the Third Amendment Effective Date to repurchase the 2009 Notes as provided above, to an additional prepayment of Term Loans in an aggregate principal amount (together with accrued and unpaid interest on such prepaid amount) equal to the difference between $89,000,000 and the amount actually used to repurchase such 2009 Notes), and (z) third, to the extent of any remaining net proceeds, for any use otherwise permitted under this Agreement; provided, further, that neither the Borrower nor any other Subsidiary of the Parent shall, directly or indirectly, guaranty the Structurally Subordinated Notes, any obligations in respect thereof, or otherwise incur or become liable for any Contingent Liabilities in respect thereof, unless such guaranty or other Contingent Liability constitutes Subordinated Debt of the type described in clause (ii) of the definition thereof (but without regard to the requirement set forth in such clause (ii) relating to a maturity no earlier than 7 1/2 years following the Closing Date).
     “Subordinated Debt” means (i) (x) the Structurally Subordinated Notes and (y) any other senior unsecured Indebtedness of the Parent maturing not earlier than November 1, 2012, which Indebtedness shall not be guaranteed, directly or indirectly, by the Borrower or any other Subsidiaries of the Parent, nor shall the Borrower or any such other Subsidiary otherwise incur or become liable for any Contingent Liabilities in respect of such Indebtedness, unless such guaranty or other Contingent Liability constitutes Subordinated Debt of the type described in clause (ii) below and (ii) other unsecured Indebtedness of the Parent, the Borrower or any of their Subsidiaries which is contractually subordinated in right of payment to all Obligations and which is subject to documentation containing redemption and other repayment and prepayment events, maturities (which maturity shall not be earlier than 7 1/2 years following the Closing Date), amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Administrative Agent.
     “Third Amendment” means the Third Amendment to Amended and Restated Credit Agreement, dated as of October 25, 2007, among the Borrower and the Lenders party thereto.
     “Third Amendment Effective Date” means the Third Amendment Effective Date as that term is defined in Article III of the Third Amendment.
     “Total Senior Debt” means Total Debt, exclusive of any such Indebtedness constituting Subordinated Debt.
     SECTION 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby further amended as follows:
     (a) The definition of “Applicable Margin” is amended in its entirety to read as follows:

     “Applicable Margin” means (a)(i) 3.25% for US Term Loans maintained as LIBO Rate Loans, (ii) 2.25% for US Term Loans maintained as Base Rate Loans and (iii) 3.25% for Sterling Term Loans, (b)(i) 3.25% for Revolving Loans maintained as LIBO Rate Loans and (ii) 2.25% for Revolving Loans maintained as Base Rate Loans, and (c) with respect to all Participation Fees, 3.25%.
     (b) Clause (b)(i) of the definition of “Excess Cash Flow” is hereby amended by inserting a parenthetical phrase which shall read “(other than any prepayment of a Term Loan pursuant to the second sentence of Section 7.7)” immediately following the phrase “or voluntary prepayments” as it appears in such clause (b)(i).
     (c) The definition of “Permitted Foreign Acquisition” is amended in its entirety to read as follows:
     “Permitted Foreign Acquisition” means an acquisition by the Parent or any of its Subsidiaries of all of the Capital Securities (by merger, acquisition, purchase or otherwise), or any division or all or substantially all of the assets, of any Foreign Person; provided that, in the case of any such acquisition made by any Obligor, the consideration paid for all such acquisitions (exclusive of the UK Acquisition and the Restructuring Transaction) shall not exceed $30,000,000 in the aggregate during the term of this Agreement.
     (d) The definition of “Restricted Payment” is amended by deleting the period (“.”) at the end thereof and inserting the following proviso:
     “provided, however, that the payment of stated interest on Subordinated Debt (to the extent incurred in compliance with this Agreement) on the date scheduled therefor pursuant to the documentation or instruments related thereto shall not constitute a Restricted Payment.”
     SECTION 2.1.3. Section 1.4(b) of the Existing Credit Agreement is hereby amended by restating the first phrase (prior to the first parenthetical) of the first sentence as follows:
     “For purposes of computing the Leverage Ratio, the Senior Leverage Ratio, the Interest Coverage Ratio, and the Fixed Charge Ratio, such ratios”
     SECTION 2.2. Amendment to Section 7.7. Section 7.7 of the Existing Credit Agreement is hereby amended by adding a new sentence to the end thereof which shall read as follows: “The Parent shall apply the net proceeds received from the issuance of the Structurally Subordinated Notes (notwithstanding Section 8.8 and without regard to clauses (e) or (g) of Section 3.1.1) as follows: (x) first, to the prepayment of at least $8,000,000 in aggregate principal amount of the Term Loans, together with accrued and unpaid interest on such prepaid amount, (y) second, to the repurchase of up to 100% of the 2009 Notes (pursuant to the 2009 Notes Repurchase), inclusive of principal, accrued interest thereon and all prepayment premiums or the like in respect thereof, if any, (however, if less than $89,000,000 is used within 90 days of the Third Amendment Effective Date to repurchase the 2009 Notes as provided above, to an additional prepayment of Term Loans in an aggregate principal amount (together with accrued and unpaid interest on such prepaid amount) equal to the difference between $89,000,000 and the amount actually used to repurchase such 2009 Notes), and (z) third, to the extent of any remaining net proceeds, for any use otherwise permitted under this Agreement.”
     SECTION 2.3. Amendment to Article VII. Article VII of the Existing Credit Agreement is hereby amended to add a new Section 7.14 which shall read as follows:
     “SECTION 7.14 2009 Notes Repurchase. The Parent shall deposit all proceeds from the issuance of the Structurally Subordinated Notes into a Deposit Account or Securities Account that is subject to a Control Agreement until such time as such proceeds are used in accordance with Section 7.7 hereof. Subject to the terms and conditions hereof and the 2009 Notes Repurchase, all 2009 Notes to be repurchased pursuant to the 2009 Notes Repurchase shall be repurchased within 90 days of the Third Amendment Effective Date.”
     SECTION 2.4. Amendment to Section 8.2.
     SECTION 2.4.1. Section 8.2 of the Existing Credit Agreement is hereby amended by (i) deleting clauses (m) and (n), and (ii) inserting new clauses (m), (n), (o) and (p) to read as follows:
     (m) Indebtedness in respect of Subordinated Debt (other than the Structurally Subordinated Notes); provided that, prior to the incurrence of any such Indebtedness, the Parent shall have furnished to the Administrative Agent (for the benefit of the Lenders) a certificate executed by the Parent’s chief financial officer or chief accounting officer certifying compliance with the covenants set forth in Articles VII and VIII hereof both before and after giving effect to the incurrence of such Indebtedness; provided that, with respect to the financial covenants set forth in Section 8.4 hereof, such certificate shall certify such compliance (as of the most recently ended four full Fiscal Quarters for which financial statements have been delivered pursuant to Section 7.1, immediately preceding the date on which such Indebtedness is incurred) and set forth calculations, in reasonable detail, demonstrating such compliance, in each case on a pro forma basis as if such Indebtedness had been incurred on the first day of such four-quarter period;
     (n) Indebtedness in respect of the Structurally Subordinated Notes; provided that the net proceeds in respect thereof are applied as set forth in Section 7.7 of the Third Amendment;
     (o) Permitted Refinancings of the Indebtedness listed above (other than Indebtedness of the type permitted under clause (a) hereof); provided that, in the case of Subordinated Debt (including the Structurally Subordinated Notes), the Indebtedness refinancing or modifying such Indebtedness (i) shall constitute Subordinated Debt of the type described in clause (ii) of the definition thereof and (ii) shall not provide for any payments, repayments, purchases or repurchases of principal prior to the date that is seven and one-half years after the Closing Date; and
     (p) Indebtedness of the UK Subsidiary in respect of the UK Intercompany Loan and Indebtedness of the Dutch Subsidiary owing to an Obligor arising out of the Restructuring Transaction.

     SECTION 2.4.2. The proviso at the end of Section 8.2 of the Existing Credit Agreement is amended in full to read as follows:
     “provided, however, that no Indebtedness otherwise permitted by clauses (d), (e)(ii), (f), (g), (h), (i), (k), (l), (m) or (o) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom”.
     SECTION 2.5. Amendment to Section 8.4.
     SECTION 2.5.1. Clause (a) of Section 8.4 of the Existing Credit Agreement is hereby amended by deleting in its entirety the text and existing table set forth therein and inserting the text and table set forth below in lieu thereof:
     (a) The Parent and the Borrower will not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter:

Fiscal Quarter	Senior Leverage Ratio
Fourth Fiscal Quarter of 2007	3.50:1
First Fiscal Quarter of 2008	3.25:1
Second Fiscal Quarter of 2008	3.00:1
Third Fiscal Quarter of 2008	3.00:1
Fourth Fiscal Quarter of 2008	3.00:1
First Fiscal Quarter of 2009	3.00:1
Second Fiscal Quarter of 2009	3.00:1
Third Fiscal Quarter of 2009	3.00:1
Fourth Fiscal Quarter of 2009	2.75:1
First Fiscal Quarter of 2010	2.75:1
Second Fiscal Quarter of 2010	2.75:1
Third Fiscal Quarter of 2010	2.75:1
Fourth Fiscal Quarter of 2010	2.50:1
First Fiscal Quarter of 2011	2.50:1
Second Fiscal Quarter of 2011	2.50:1
Third Fiscal Quarter of 2011	2.50:1
Fourth Fiscal Quarter of 2011	2.25:1
First Fiscal Quarter of 2012	2.25:1
Second Fiscal Quarter of 2012	2.25:1
Each Fiscal Quarter thereafter	2.00:1
     SECTION 2.5.2. Clause (b) of Section 8.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
     “(b) The Parent and Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter set forth below to be less than the ratio set forth opposite such Fiscal Quarter:

Fiscal Quarter	Interest Coverage Ratio
Fourth Fiscal Quarter of 2007	2.25:1
First Fiscal Quarter of 2008	2.25:1
Second Fiscal Quarter of 2008	2.25:1
Third Fiscal Quarter of 2008	2.25:1
Fourth Fiscal Quarter of 2008	2.25:1
First Fiscal Quarter of 2009	2.25:1
Second Fiscal Quarter of 2009	2.25:1
Third Fiscal Quarter of 2009	2.25:1
Fourth Fiscal Quarter of 2009	2.50:1
First Fiscal Quarter of 2010	2.50:1
Second Fiscal Quarter of 2010	2.50:1
Third Fiscal Quarter of 2010	2.50:1
Fourth Fiscal Quarter of 2010	2.75:1
First Fiscal Quarter of 2011	2.75:1
Second Fiscal Quarter of 2011	2.75:1
Third Fiscal Quarter of 2011	2.75:1
Each Fiscal Quarter thereafter	3.00:1
     SECTION 2.5.3. Section 8.4 of the Existing Credit Agreement is hereby further amended by adding a new clause (c) at the end of such Section 8.4 to read in its entirety as follows:
     (c) The Parent and the Borrower will not permit the Fixed Charge Ratio as of the last day of any Fiscal Quarter to be less than 1.25:1.
     SECTION 2.6. Amendment to Section 8.5. Clause (g) of Section 8.5 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
     “(g) Investments made by Parent, the Borrower and their Subsidiaries constituting the UK Acquisition, the Restructuring Transaction or Permitted Acquisitions permitted pursuant to Section 8.9;”
     SECTION 2.7. Amendment to Section 8.6. Clause (d) of Section 8.6 of the Existing Credit Agreement is hereby amended by adding the following proviso before the final semi-colon at the end of that clause:
     “, provided, further, that subclauses (i), (ii), and (iii) of the foregoing proviso will not apply to the repurchase of the 2009 Notes by the Parent pursuant to the 2009 Notes Repurchase with net proceeds received from the issuance of the Structurally Subordinated Notes”
     SECTION 2.8. Amendment to Section 8.8. Clause (f) of Section 8.8 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
     “(f) in the case of the Parent, (i) to any Person, so long as the Net Equity Proceeds from such issuance are applied to repay the Loans as required by the terms of this Agreement and such

Capital Securities are not Redeemable Capital Securities or (ii) in connection with the conversion of an instrument that was originally issued in compliance with this Agreement.”
     SECTION 2.9. Amendment to Section 8.9. The last sentence of Section 8.9 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
     “Notwithstanding anything to the contrary contained herein, the UK Acquisition and the Restructuring Transaction shall be permitted.”
     SECTION 2.10. Amendment to Section 8.11. Clause (a) of Section 8.11 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
     “(a) any of the 2007 Notes, the 2007 Notes Indenture, the 2009 Notes, the 2009 Notes Indenture, the documentation in respect of and related to the 2009 Notes Repurchase, the Offer to Purchase, the UK Transaction Documents, the Structurally Subordinated Notes, and the Structurally Subordinated Note Documentation (other than, in each case, (i) ministerial amendments, supplements, waivers or modifications or (ii) other amendments, supplements, waivers or modifications that do not affect the Lenders in an adverse manner); or”
     SECTION 2.11. Amendment to Section 8.12. The proviso at the end of Section 8.12 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
     “; provided, that the following shall in any event be permitted: (i) the Transactions, (ii) transactions permitted under this Agreement among the Obligors, (iii) loans and advances permitted under clause (j) of Section 8.5, and (iv) the Restructuring Transaction.”
     SECTION 2.12 Amendment to Section 8.15. Clause (iii) of Section 8.15 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
     “(iii) performing its obligations under the 2009 Notes, the 2009 Notes Indenture, the 2009 Notes Repurchase, the Structurally Subordinated Notes, and the Structurally Subordinated Note Documentation, and”.
     SECTION 2.13 Amendment to Section 9.1.3. Section 9.1.3 of the Existing Credit Agreement is hereby amended by inserting “, 7.14” in such Section immediately following the reference to Section 7.8 set forth therein.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     SECTION 3.1. Conditions to Effectiveness. This Amendment, other than the provisions of Sections 2.5.1, 2.5.2, and 2.5.3, shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “Third Amendment Effective Date”):

     SECTION 3.1.1 Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, each other Obligor, and the Required Lenders.
     SECTION 3.1.2. Issuance of Structurally Subordinated Notes and Commencement of 2009 Notes Repurchase. The Structurally Subordinated Notes shall have been issued by the Parent in an aggregate principal amount of not less than $100,000,000, the Parent shall have commenced the 2009 Notes Repurchase and, to the extent applicable, the Parent shall have complied with Sections 7.7 and 7.14 of the Credit Agreement.
     SECTION 3.1.3. Amendment Fee. The Administrative Agent shall have received for the pro rata account of each Lender (that has delivered its signature page in a manner and before the time set forth below), based upon such Lender’s applicable Percentages, an amendment fee in an amount equal to 0.25% of the Total Exposure Amount as of the Third Amendment Effective Date (including any amounts drawn under the Letter of Credit Facility), but payable only (i) upon the effectiveness of the Third Amendment and (ii) to each Lender that has delivered (including by way of facsimile or other electronic transmission) its executed signature page to this Amendment to the attention of Todd A. Matras at Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York 10020, facsimile number: (212) 610-6399, at or prior to 1:00 P.M. (New York City time) on October 25, 2007.
     SECTION 3.1.4. Costs and Expenses, etc. The Administrative Agent shall have received for the account of itself and each Lender, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 12.3 of the Existing Credit Agreement (including without limitation the fees and expenses of Allen & Overy LLP, special New York counsel to the Administrative Agent), if then invoiced, together with all other fees separately agreed to by the Borrower and the Administrative Agent (or any of its Affiliates).
     SECTION 3.1.5. Certificate of Authorized Officer. The Borrower shall have delivered a certificate of an Authorized Officer, solely in his or her capacity as an Authorized Officer of the Borrower and not in his or her individual capacity, certifying that, both immediately before and after giving effect to the this Amendment on the Third Amendment Effective Date, the statements set forth in Sections 4.1 and 4.2 hereof are true and correct.
     SECTION 3.1.6. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
     SECTION 3.1.7. Legal Opinion. The Administrative Agent shall have received a legal opinion of legal counsel to the Obligors (which may be its in-house legal counsel) that neither (i) the execution, delivery or performance of this Amendment or the Credit Agreement, as amended hereby, nor (ii) any aspect of the 2009 Notes Repurchase effected on or before the Third

Amendment Effective Date, conflicts with or results in a default under the 2009 Notes Indenture or the 2009 Notes.
     SECTION 3.2. Conditions to Effectiveness of Financial Covenant Amendments. Sections 2.6.1, 2.6.2, and 2.6.3 of this Amendment shall become effective on the date when the Parent shall have effected the 2009 Notes Repurchase in the manner contemplated by this Amendment and the Credit Agreement and not in conflict with the 2009 Notes Indenture.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Lenders as set forth below.
     SECTION 4.1. Validity, etc. This Amendment and the Credit Agreement (after giving effect to this Amendment) each constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     SECTION 4.2. Representations and Warranties, etc. Both before and after giving effect to this Amendment, the statements set forth in clauses (a) and (b) of Section 5.3.1. of the Existing Credit Agreement are true and correct.
ARTICLE V
CONSENT
     SECTION 5.1. Consent to Restructuring Transaction. The Required Lenders hereby consent to the Borrower entering into the Restructuring Transaction and 2009 Notes Repurchase.
ARTICLE VI
CONFIRMATION
     SECTION 6.1. Guarantees, Security Interest, Continued Effectiveness.
     (a) Each Obligor hereby reaffirms, as of the Third Amendment Effective Date, that immediately after giving effect to this Amendment (i) the covenants and agreements made by such Obligor contained in each Loan Document to which it is a party, (ii) with respect to each Obligor party to a Guaranty, its guarantee of payment of the Obligations pursuant to such Guaranty and (iii) with respect to each Obligor party to the Pledge and Security Agreement or a Mortgage, its pledges and other grants of Liens in respect of the Obligations pursuant to any such Loan Document, in each case, as such covenants, agreements and other provisions may be modified by this Amendment.

     (b) Solely in connection with the consummation of the Restructuring Transaction, the Required Lenders hereby consent to the release of the Lien in favor of the Secured Parties on (x) the Capital Securities of Moduline Industries (Canada) Ltd. and the UK Subsidiary and (y) the UK Intercompany Note and the UK Intercompany Note Share Charge, in each case, pursuant to the Loan Documents, and the Parent and the Borrower hereby agree that, simultaneously with the consummation of the Restructuring Transaction, the Capital Securities of the Dutch Subsidiary shall be pledged to the Secured Parties pursuant to Section 7.8 of the Credit Agreement.
     SECTION 6.2. Validity, etc. Each Obligor (other than the Borrower) hereby represents and warrants, as of the Third Amendment Effective Date, that immediately after giving effect to the Amendment, each Loan Document, in each case as modified by this Amendment (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     SECTION 6.3. Representations and Warranties, etc. Each Obligor (other than the Borrower) hereby represents and warrants, as of the Third Amendment Effective Date, that before and after giving effect to the Amendment, the representations and warranties set forth in each Loan Document to which such Obligor is a party are, in each case, true and correct (i) in the case of representations and warranties not qualified by references to “materiality” or a Material Adverse Effect, in all material respects and (ii) otherwise, in all respects, in each case with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
ARTICLE VII
MISCELLANEOUS
     SECTION 7.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 7.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.
     SECTION 7.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 7.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 7.5. Governing Law. THIS AMENDMENT SHALL BE GOVERENED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     SECTION 7.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.
     SECTOIN 7.7. No Waiver. This Amendment is not, and shall not be deemed to be, a waiver or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the Credit Agreement and the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the date first above written.

CHAMPION HOME BUILDERS CO.
By:	/s/ Phyllis A. Knight
Title: Executive VP

Solely for purposes of Articles VI and VII, each of the undersigned Obligors: CHAMPION ENTERPRISES, INC.
By:	/s/ Phyllis A. Knight
Title: Executive VP

CHAMPION ENTERPRISES MANAGEMENT CO.
By:	/s/ Phyllis A. Knight
Title: Executive VP

CHAMPION RETAIL, INC.
By:	/s/ Phyllis A. Knight
Title: President

DUTCH HOUSING, INC.
By:	/s/ Phyllis A. Knight
Title: Vice President

HIGHLAND ACQUISITION CORP.
By:	/s/ Phyllis A. Knight
Title: Executive VP

HIGHLAND MANUFACTURING COMPANY
By:	/s/ Phyllis A. Knight
Title: Executive VP

HOMES OF MERIT, INC.
By:	/s/ Phyllis A. Knight
Title: Vice President

MODULINE INTERNATIONAL, INC.
By:	/s/ Phyllis A. Knight
Title: Vice President

NEW ERA BUILDING SYSTEMS, INC.
By:	/s/ Phyllis A. Knight
Title: Executive VP

NORTH AMERICAN HOUSING CORP.
By:	/s/ Phyllis A. Knight
Title: Vice President

REDMAN HOMES, INC.
By:	/s/ Phyllis A. Knight
Title: Executive VP

REDMAN INDUSTRIES, INC.
By:	/s/ Phyllis A. Knight
Title: Executive VP

SAN JOSE ADVANTAGE HOMES, INC.
By:	/s/ Phyllis A. Knight
Title: Executive VP

STAR FLEET, INC.
By:	/s/ Phyllis A. Knight
Title: Vice President

WESTERN HOMES CORPORATION
By:	/s/ Phyllis A. Knight
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and as a Lender
By:	/s/
Title:

By:	/s/
Title:

LENDER
By:	/s/
Title: